                                                                   EXHIBIT 10.19

                              HEALTHCENTRAL.COM
                           CO-BRANDED SITE AGREEMENT


     This Co-Branded Site Agreement (the "Agreement") is made as of September 9,
                                          ---------
1999 (the "Effective Date") by and between HealthCentral.com, a California
           --------------
corporation with offices at Marketplace Tower, 6001 Shellmound Street, Suite 800, Emeryville, CA 94608 ("HealthCentral"), Graedon Enterprises, Inc., a North
                            -------------
Carolina corporation with offices at 5900 Beech Bluff Lane, Durham, NC 27705 ("GEI"), and Joe Graedon and Teresa Graedon ("Graedon" and collectively with GEI
  ---                                         -------
the "Graedon Parties").
     ---------------

                                  BACKGROUND
                                  ----------

     A. HealthCentral owns and operates an Internet network currently consisting of a website known as "HealthCentral.com" and a website known as "Healthy Way" (the "HealthCentral Network").
                    ---------------------

     B. GEI owns exclusive rights to the registered trademark "The People's Pharmacy" and has developed and/or produced and expects to continue to develop and/or produce works on pharmacological pharmacy topics consisting of books (some of which include sections known as "drug monographs"), newspaper columns, and radio shows written and/or performed by Graedon, and may in the future develop and/or produce televisions shows written and/or performed by Graedon.

     C. The Graedon Parties wish to license certain content to HealthCentral and to make such content available to End-Users via the HealthCentral Network.

     In consideration of the foregoing, and the mutual promises contained herein, the parties hereby agree as follows:

                               A G R E E M E N T
                               -----------------

     1.   Definitions. Capitalized terms shall have the meaning ascribed to them
          -----------
in this Section 1, or elsewhere in this Agreement.

     "Advertising Rights" means the advertising, promotional, sponsorship and
      ------------------
similar rights sold or licensed with respect to the Co-Branded Site.

     "Brand Features" of a party means such party's trademarks, trade names,
      --------------
service marks, service names, logos and other distinct brand elements that appear from time to time in such party's properties, ventures and services worldwide, and for which such party has established trademarks or trade dress rights, or which are protected by U.S. copyright laws, together with any modifications to the foregoing made by such party during the term of this Agreement, including without limitation GEI's PP Mark.

     "Brand Guidelines" means the guidelines for use of a party's Brand
      ----------------
Features, as prescribed by such party from time to time.

     "Co-Branded Site" means the site and pages on the Internet developed
      ---------------
pursuant to this Agreement, which includes the collection of HTML files, database, and related scripts, and all trademarks, service marks, logos and other Brand Features that relate to the Co-Branded Site.

     CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "End-User" means an end-user who accesses the Co-Branded Pages.
      --------

     "GEI Content" means works on pharmacological and pharmacy topics which the
      -----------
Graedon Parties develop, license, or work on, consisting of books (some of which include sections known as "drug monographs"), newspaper columns, informational leaflets and radio shows produced and performed in by Graedon, and any television shows produced and performed in by Graedon in the future.

     "Intellectual Property Rights" means all rights in and to trade secrets,
      ----------------------------
patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any of the foregoing.

     "Launch Date" means the date on which the GEI Content is made publicly
      -----------
available to End-Users via the Co-Branded Site.

     "Link" means a URL hidden behind a formatting option that may take the form
      ----
of a colored item of text (such as a URL description), logo or image, "button" or graphic box, and which allows an end-user to move automatically to or between web pages, web sites or within a web page.

     "Qualified Third Party Sites" means one or more web-sites on the Internet
      ---------------------------
developed by HealthCentral for third parties which have been approved in advance by the Graedon Parties. Such approval by the Graedon Parties shall not be unreasonably withheld or delayed.

     "Other Internet Entities" means any entity other than HealthCentral whose
      -----------------------
business primarily involves the Internet or any entity providing portals, content, Internet service, search engines or broadband content or services.

     "PP Mark" means the registered trademark "The People's Pharmacy", a copy of
      -------
which registration is attached hereto as Exhibit ___.

     "URL" means Universal Resource Locator, which provides a unique Internet
      ---
protocol address for accessing an Internet page.

     2.   Co-Branded Site Development & Maintenance.

          2.1  GEI Content. The Graedon Parties will, at their own expense:(a)
               -----------
provide HealthCentral with the GEI Content and/or access to the GEI Content via a mutually agreeable method. The Graedon Parties will use reasonable commercial efforts and will cooperate with HealthCentral, to ensure the GEI Content is current and accurate, and will provide HealthCentral with all GEI Content and/or access to all GEI Content promptly following its creation or production.

          2.2  Co-Branded Site.
               ---------------

          (a) Production. HealthCentral and the Graedon Parties will cooperate to develop and market the Co-Branded Site. HealthCentral will use reasonable commercial efforts to produce and maintain the Co-Branded Site. GEI will deliver GEI Content in electronic format, including without limitation in digital audio tape or cassette format. HealthCentral agrees that newspaper articles will not be displayed in the Co-Branded Site for a period of six (6) weeks after their first public release. HealthCentral will include the GEI Brand Features, HealthCentral Brand Features and GEI Content in the

Co-Branded Site. The Graedon Parties acknowledge and agree that the GEI Content may be displayed within a frame on the Co-Branded Site. The Co-Branded Site shall be designated as "PeoplesPharmacy.HealthCentral.com" or such other name as may be agreed to by the parties.

          (b) Editorial Control. HealthCentral may include non-GEI content in the Co-Branded Site subject to approval in advance by GEI and/or Graedon. HealthCentral shall advise the Graedon Parties of the nature of such non-GEI content in writing; the Graedon Parties shall have three (3) business days to approve or disapprove such non-GEI content, which approval shall not be unreasonably withheld. Failure by the Graedon Parties to disapprove such non-GEI content within such three (3) day period shall be deemed approval thereof. HealthCentral reserves the right to refuse to display, or remove, any GEI Content from the Co-Branded Site (i) that would violate any applicable law, regulation or third party right, or (ii) that HealthCentral in good faith reasonably determines: (x) is inappropriate, (y) may result in liability or adverse publicity to HealthCentral, or (z) may otherwise damage the reputation or goodwill associated with HealthCentral and the HealthCentral Brand Features, provided that no such refusal to display or removal shall be exercised by HealthCentral under this section (ii) of this subparagraph (b) unless HealthCentral has given prior notice thereof to the Graedon Parties.

          (c) Hosting. HealthCentral will, at its own expense, provide and manage all servers, telecommunications, facilities maintenance, and operations related to the delivery of the Co-Branded Sites to End-Users. HealthCentral will be solely responsible for providing technical and customer support to End-Users.

          (d) Automatic Link to Co-Branded Site. Promptly after the Effective Date, the Graedon Parties will take all steps necessary and appropriate to cause the preexisting "People's Pharmacy" website to be automatically linked to the Co-Branded Site, so that users searching the Internet for the "People's Pharmacy" will automatically be linked to the Co-Branded Site and not the preexisting "People's Pharmacy" website.

          2.3  Costs and Expenses. Except as otherwise expressly provided for
               ------------------
herein, each party shall be responsible for and bear all costs and expense it incurs in connection with its execution of the Agreement, and in connection with its performance of its obligations and its exercise of its rights provided for in this Agreement.

     3.   Advertising.

          3.1  Advertising Rights. The Graedon Parties acknowledge and agree
               ------------------
that HealthCentral will exclusively own all Advertising Rights for the Co-Branded Site, and HealthCentral shall be entitled to retain all revenue arising from the license or sale of such Advertising Rights. Subject to Section 3.2, HealthCentral will have sole control over the content of any advertising on the Co-Branded Site. HealthCentral agrees to accept and display advertising in the Co-Branded Site by underwriters of Graedon's radio show at the rates (for advertisers similarly situated and who purchase similar quantities) in effect at the time such advertising is requested or offered by such underwriters.

          3.2  Graedon Party Approval. The Graedon Parties will have the right
               ----------------------
to reasonably reject advertising on any pages within the Co-Branded Site which contain GEI Content. HealthCentral will advise the Graedon Parties of the nature of advertising to be included on such pages in writing; the Graedon Parties shall have five (5) business days to approve or disapprove such advertising, which approval shall not be unreasonably withheld. Failure by the Graedon Parties to disapprove such advertising within such five (5) day period shall be deemed approval thereof.

     4.   Licenses.
          --------

          4.1  Grant of License by GEI. Subject to the terms and conditions of
               -----------------------
this Agreement, and subject to the existing contracts and/or licenses with third parties as provided for in Section 4.2, GEI hereby grants to HealthCentral for the Term of this Agreement, an exclusive, royalty-free, worldwide license under all of GEI's Intellectual Property Rights (a) to use, reproduce, publicly display, publicly perform, distribute and transmit the GEI Content in the Co-Branded Site; (b) to sublicense the use, reproduction, public display, public performance, distribution and transmittal of the GEI Content in Qualified Third Party Sites; and (c) to use, reproduce, publicly display, distribute and transmit the PP Mark on and in connection with the Co-Branded Site and the Qualified Third Party Sites in conjunction with the proper use hereunder of GEI Content in such Qualified Third Party Sites.

          4.2  Third Party Relationships. Either or both of the Graedon Parties
               -------------------------
are subject to obligations under the contracts and agreements listed in Exhibit
4.2. The Graedon Parties will use reasonable commercial efforts to terminate such contracts as promptly as possible following the Effective Date. The Graedon Parties will not enter into any other contracts or relationships after the Effective Date which would conflict with the obligations of the Graedon Parties under this Agreement, including without limitation the exclusivity obligations of Section 5, without the express prior written approval of HealthCentral.

          4.3  Reserved Rights. Without limitation of the foregoing, each party
               ---------------
reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.

     5.   Exclusivity.
          -----------

          5.1  By GEI. During the Term of this Agreement, without prior written
               ------
approval of HealthCentral, none of the Graedon Parties shall provide any GEI Content, or other content substantially similar to the GEI Content, to any Other Internet Entity for use on the Internet.

          5.2  By Graedon. During the Term of this Agreement, none of the
               ----------
Graedon Parties shall provide services to or for use on the Internet by any Other Internet Entity, including without limitation, services as a host, author, or contributor.

     6.   Services.
          --------

          6.1  Chat Room. Graedon will participate in an interactive
               ---------
pharmacy/pharmacological "chat room", or similar public discussion and communication forum, on the Co-Branded Site at a frequency to be mutually determined, not to exceed six (6) hours in any calendar month. HealthCentral will compensate Graedon any additional hours requested by HealthCentral and spent by Graedon in response to such request at an hourly rate equal to [*] of Graedon's hourly lecture fee rate then in effect.

          6.2  References. Graedon shall use all reasonable efforts to make
               ----------
reference to the Co-Branded Site as appropriate in connection with their appearances on radio and television and their publications including newspapers, other periodicals, and books; and to ensure that all references to a website involving the GEI Content or the PP Mark made by Graedon orally on radio or television or in writing in newspapers or other periodicals, are to the Co-Branded Site. Such efforts to make such

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

website references are agreed by the parties to be a part of the exclusivity obligations of Graedon hereunder.

     7.   Proprietary Information.
          -----------------------

          7.1  Confidentiality. HealthCentral and the Graedon Parties hereby
               ---------------
acknowledge that in the course of activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other party's marketing, business, and technology (the "Confidential
                                                        ------------
Information"). Each party agrees to, during the Term and for a five (5) year
- -----------
period following any expiration or termination of this Agreement: (a) preserve and protect the confidentiality of the other party's Confidential Information:
(b) refrain from using the other party's Confidential Information except as contemplated herein; and (c) not disclose such Confidential Information to any third party except to employees as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees). Notwithstanding the foregoing, either party may disclose Confidential Information of the other party which is: (i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information of the disclosing party, as shown in records of receiving party; (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party, or
(iv) required to be disclosed by law or court order. Moreover, any party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto. Each party shall treat the terms of this Agreement as "Confidential Information", provided, however, that after the initial press release issued pursuant to the condition of paragraph 13.1 of this Agreement, either party may disclose the existence of this Agreement and, in general, the relationship between the Graedon Parties and HealthCentral.

          7.2 Ownership.

          (a) By The Graedon Parties. As between the Graedon Parties and HealthCentral, the Graedon Parties will have and retain full and exclusive right, title and ownership interest in and to the GEI Content and GEI's Brand Features, together with any Intellectual Property Rights thereto.

          (b) By HealthCentral. As between the Graedon Parties and HealthCentral, HealthCentral will have and retain full and exclusive right, title and ownership interest in and to: (i) the HealthCentral Brand Features,
(ii) the Co-Branded Site (except as set forth in subsection (a) above), and
(iii) any Intellectual Property Rights to both of the foregoing.

     8.   Termination.
          -----------

          8.1  Term.
               ----

          (a) Initial Term. This Agreement will become effective as of the Effective Date and, unless sooner terminated as provided below, or as otherwise mutually agreed, shall remain effective for a period of four (4) year following the Launch Date (the "Initial Term").
                      ------------

          (b) Renewal. Six (6) months prior to the expiration of the Initial Term, the parties shall meet to negotiate the terms under which the parties would renew the Agreement. For the initial three (3) months of such six (6) month period, neither the Graedon Parties nor HealthCentral shall discuss with any third party the possibility of entering into any relationship providing content or services similar to that included in this Agreement. If the parties have not reached an agreement to renew the Agreement at the end of such three (3) month period, each of the Graedon Parties and HealthCentral shall be entitled to discuss with a third party entering into a relationship similar to that included in this Agreement. Prior to concluding an agreement with any such third party, the Graedon Parties shall offer in writing to HealthCentral or HealthCentral shall offer in writing to the Graedon Parties, as the case may be, an agreement containing the terms to which such third party will agree, and the respective offeree shall have a period of fifteen (15) days to accept such terms in writing. If the offeree rejects such terms, the offering party may enter into an agreement with a third party under terms and conditions no less favorable to the offering party than those offered to the offeree. The foregoing obligation of each of the Graedon Parties and HealthCentral shall survive termination or expiration of the Agreement for a period of six (6) months.

          8.2  Termination. This Agreement may be terminated at any time by a
               -----------
party, effective immediately upon notice, if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy, (c) makes an assignment for the benefit of its creditors, or (d) breaches any of its material responsibilities or obligations under the Agreement which breach is not remedied within thirty
(30) days from receipt of written notice of such breach.

          8.3  Effect of Termination. Upon expiration or termination of this
               ---------------------
Agreement: (a) each party shall return or, at the disclosing party's request destroy, the Confidential Information of the other party, (b) all licenses granted herein shall terminate, (c) the Co-Branded Site shall be immediately discontinued and removed from the Internet, (d) HealthCentral shall have no further right to use, and shall not use, GEI Content in any way whatsoever and agrees to purge GEI Content from all electronic memories owned by it or in its possession or under its control and (e) Sections 1, 7, 8.3, 9, 10, 11, and 13 will survive any termination or expiration of the Agreement.

     9.   Representation and Warranties.
          -----------------------------

          9.1  By Each Party. Each party represents and warrants to the other
               -------------
that: (a) (except for Graedon), such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          9.2  By Graedon. Graedon hereby represents and warrants that Graedon
               ----------
has assigned or otherwise transferred, and, throughout the Term, will assign or otherwise transfer to GEI sufficient rights to the PP Marks, the GEI Content, and such other Graedon property as are necessary for GEI to grant to HealthCentral the licenses granted hereunder. Graedon hereby consents to the licenses and sublicenses, as applicable, of such rights to HealthCentral as provided for in this Agreement. The parties understand and agree that the Graedon Parties do not develop or provide and are not obligated hereunder to develop or provide software of any kind and nothing in this Agreement shall be construed to require the provision, development or licensing of software by the Graedon Parties.

          9.3  No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
               ------------------------
SECTION, NO PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CO-BRANDED SITES, THE PP MARKS, THE GEI CONTENT AND ANY OTHER CONTENT

PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     10.  Indemnification.
          ---------------

          10.1  Indemnification by GEI. GEI agrees, at its own expense, to
                ----------------------
defend or at its option to settle any claim or action brought against HealthCentral arising out of or relating to a claim that: (a) use of GEI's Brand Features in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) the GEI Content infringes the Intellectual Property Rights of a third party or contains any material or information that is obscene, defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach by GEI of any representation or warranty contained in Section 9; and GEI will indemnify HealthCentral against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that HealthCentral provides GEI with: (x) prompt written notice of such claim or action, (y) sole control and authority over the defense or settlement of such claim or action (provided that GEI shall not enter into any settlement which materially affects HealthCentral's rights without HealthCentral's prior written consent), and (z) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

          10.2  Indemnification by HealthCentral. HealthCentral agrees, at its
                --------------------------------
own expense, to defend or at its option to settle any claim or action brought against GEI arising out of or relating to a claim that: (a) use of HealthCentral's Brand Features in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) the Co-Branded Site, excluding any GEI Content contained therein, or the operation of the Co-Branded Site infringes the Intellectual Property Rights of a third party or contains any material or information that is obscene, defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach by HealthCentral of any representation or warranty contained in Section 9.1; and HealthCentral will indemnify GEI against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that the Graedon Party provides HealthCentral with: (x) prompt written notice of such claim or action, (y) sole control and authority over the defense or settlement of such claim or action (provided that HealthCentral shall not enter into any settlement which materially affects GEI's rights without GEI's prior written consent) and (z) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

          10.3  Indemnification by Graedon. Graedon shall have no obligation to
                --------------------------
indemnify either or both GEI and HealthCentral in connection with any claims or actions arising under or related to this Agreement, including, without limitation, any claims or actions relating to the GEI Content.

     11.  Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTIONS
          -----------------------
7.1 AND 10, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

     12.  Compensation.
          ------------

          (a)   Dollar Sum and Options. In consideration of GEI's and Graedon's
                ----------------------
respective undertaking of responsibilities under this Agreement, HealthCentral will (a) pay GEI the sum of [*]per year in equal monthly installments during the Term of this Agreement; and (b) as of the Effective Date, issue Graedon a nonstatutory option to purchase for cash [*] shares of the common stock of HealthCentral (the "Option Shares") at a strike price of [*]per share, which Option Shares shall vest as follows: (1) [*] Option Shares shall vest upon the signing by both parties of this Agreement, (2) [*] shall vest, if at all, on the signing of the [*] Pharmacy Agreement (as defined below), and (3) [*] Option Shares (the "Remaining Option Shares") shall vest (i) at the rate of 1/48/th/
of such shares ([*] shares) on each monthly anniversary of the Effective Date, or (ii) if HealthCentral closes an initial public offering of its stock, then
(a) [*] of such Remaining Option Shares shall vest immediately upon the closing of HealthCentral's initial public offering and (b) the Remaining
Option Shares that are unvested as of the closing of the initial public offering (the "Unvested Remaining Option Shares") shall have their vesting
               --------------------------------
reset so that such Unvested Remaining Option Shares shall vest in equal monthly installments such that the Unvested Remaining Option Shares shall be fully vested on the fourth year anniversary of the Effective Date, or (iii) if HealthCentral is acquired, on the closing of such acquisition of HealthCentral, any Remaining Option Shares that are unvested as of the closing date of such acquisition shall immediately vest. For purposes of this Section 12.(a) such acquisition of HealthCentral shall be deemed to have taken place in the event of a merger or other transaction or series of related transactions (other than a public offering or a merger conducted solely for the purpose of a change in domicile) in which the shareholders of HealthCentral immediately prior thereto own less than a majority of the voting stock of HealthCentral (or its successor or parent) immediately thereafter. In the event of an initial public offering as referenced in sub-section (ii) above, the Option Shares will be registered by HealthCentral on a Registration Statement on Form S-8 (or successor form) without cost to Graedon, subject to any lockup period imposed on HealthCentral stock by HealthCentral or its bankers and/or underwriters.

          (b)   Book Promotion. In further consideration of Graedon's
                --------------
undertaking of responsibilities under this Agreement commencing within thirty
(30) days of publication of Graedon's book "The Peoples Pharmacy Guide to Home and Herbal Remedies" (hereinafter the "Graedon Book") HealthCentral agrees to display the Graedon Book on HealthCentral's "HealthCentral.com" website along with (i) a brief description (fifteen (15) words or less) supplied by Graedon and (ii) a hyperlink to a web-site designated by the publisher of the Graedon Book for a period of six (6) weeks without cost or charge to any of the Graedon Parties or the publisher of the Graedon Book. HealthCentral will give the Graedon Book a "presence" and effort on the "HealthCentral.com" website similar to the "presence" and effort given by HealthCentral to the promotion of Dean Edell's book, "Eat, Drink And Be Merry", such that, at a minimum, visitors to the "HealthCentral.com" website will readily see the display relating to the Graedon Book on the "HealthCentral.com" website's home page.

          (c)   [*] Pharmacy Agreement. The parties acknowledge and
                ------------------------------
agree that it may be advantageous for HealthCentral to enter into an agreement (the "[*] Pharmacy Agreement") with the [*] and/or a majority-owned subsidiary of the [*] including but not limited to [*] (collectively, "[*]") to operate [*] "[*] Pharmacy Service" or a similar [*] pharmacy service online in the Cobranded Site and/or on the HealthCentral.com website, and that Graedon is in a position to introduce

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

HealthCentral to the senior management of [*] and to act as a liaison and otherwise to facilitate the conclusion between HealthCentral and [*] of the
[*] Pharmacy Agreement. Graedon hereby agrees to make such an introduction and to render such liaison and facilitation services as HealthCentral may reasonably request, and in consideration thereof, if HealthCentral enters into the [*] Pharmacy Agreement, HealthCentral agrees to pay Graedon [*] of the Gross
Margin received by HealthCentral from sales of online pharmacy products pursuant to the [*] Pharmacy Agreement. As used in this section, the term
"Gross Margin" means (x) in the event sales of such online pharmacy products are recognized by HealthCentral, gross product sales minus the sum of gross cost of goods sold plus other mutually agreed upon direct sales costs and (y)
in the event sales of such online pharmacy products are recognized by [*], the fees, commissions or other compensation received by HealthCentral in respect of such sales of products, provided that if the [*] Pharmacy Agreement
                           --------
provides for some other compensation arrangement (other than described in subsection (x) or (y)) between [*] and HealthCentral, then Graedon shall receive [*] of such other compensation receivable by HealthCentral. Notwithstanding anything to the contrary in this section, HealthCentral is under no obligation to enter into the [*] Pharmacy Agreement, and may decline to enter into the [*] Pharmacy Agreement at any stage of negotiations for any reason or no reason.

     13.  Miscellaneous.
          -------------

          13.1  Press Release. Notwithstanding Section 7.1, the parties will
                -------------
cooperate to create appropriate, mutually agreeable, public announcements of the relationship set forth in this Agreement. No party will make any separate public announcement without first delivering the announcement to the other party and obtaining the other party's prior consent, which will not be unreasonably withheld or delayed.

          13.2  Notices. Any notice or other communication to be given hereunder
                -------
will be in writing and given by facsimile, postpaid registered or certified mail return receipt requested, or electronic mail (with a copy concurrently mailed as set forth above). The date of receipt shall be deemed the date on which such notice is given. Notice hereunder will be directed to a party at the address for such party set forth in the first paragraph of this Agreement. A party may change its address for notice purposes hereof on written notice to the other party in accordance with this Section 13.2.

          13.3  No Joint Venture or Agency. Nothing in this Agreement shall
                --------------------------
constitute or create a joint venture, partnership, or any other similar arrangement between the Graedon Parties and HealthCentral. Neither party is authorized to act as agent or bind the other party except as expressly stated in this Agreement.

          13.4  No Assignment. Neither party will transfer or assign any of its
                -------------
rights or assign or delegate any of its obligations under this Agreement, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party. Any purported transfer, assignment or delegation by either party without the appropriate prior written approval will be null and void and of no force or effect. Notwithstanding the foregoing, (a) GEI and HealthCentral (but not Graedon) will have the right to assign its rights and obligations under this Agreement to any successor of such party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to the Agreement

          13.5  Headings. Sections, titles or captions in no way define, limit,
                --------
extend or describe the scope of this Agreement nor the intent of any of its provisions.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          13.6  Severability. Any provision of this Agreement that is prohibited
                ------------
or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          13.7  Entire Agreement. This Agreement together with its Exhibits
                ----------------
contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          13.8  Governing Law. This Agreement will be governed by and
                -------------
interpreted under the laws of the State of California, without giving effect to applicable conflicts of law principles.

          13.9  Amendment. This Agreement may not be amended or modified by the
                ---------
parties in any manner, except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative, or, in the case of Graedon by each of Joe Graedon and Teresa Graedon.

          13.10 Waiver. Any of the provisions of this Agreement may be waived by
                ------
the party entitled to the benefit thereof. Neither party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

          13.11 Gender. Throughout this Agreement, the masculine gender shall
                ------
be construed to include the feminine gender, the feminine gender to include the masculine gender, and the neuter gender to include the masculine and/or feminine gender as the context may require.

          13.12 Dispute Resolution. Representatives from each party will meet
                ------------------
within ten (10) business days after receipt of a request from either party to review in good faith any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party under this Agreement. In the event a disagreement or dispute under this Agreement is not resolved by the designated representatives of each party by mutual agreement within ten (10) business days after a meeting to discuss the disagreement, either party may present the dispute to a mutually agreeable mediator for resolution. If such mediation does not resolve the dispute, such dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules who is knowledgeable in the Internet industry. In arriving at his award the arbitrator shall make every effort to find a solution to the dispute in the provisions of this Agreement and shall give full effect to all parts hereof The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. If a claim is brought by HealthCentral, the location of the arbitration shall be Durham, North Carolina If a claim is brought by GEI or Graedon, the location of the arbitration shall be Emeryville, California. The arbitrator shall designate in his award the party which is the prevailing party and the prevailing party will be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs, incurred in connection with such arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

          13.13 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts with the same effect as if both parties hereto had signed the same document. All counterparts will be construed together and will constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date and, in the case of Graedon, by each of Joe Graedon and Teresa Graedon.

By:  /s/ Joe Graedon
   --------------------------
     Joe Graedon, M.S.



By:  /s/ Teresa Graedon
   --------------------------
     Teresa Graedon, Ph.D..


GRAEDON ENTERPRISES, INC.


By:  /s/ Joe Graedon
   --------------------------

Title:   PRESIDENT
      -----------------------

HEALTHCENTRAL.COM


By:  /s/ Deryk Van Brunt
   --------------------------

Title:   SVP Operations
      -----------------------

                                  EXHIBIT 4.2

                 CONTRACTS TO BE TERMINATED UNDER SECTION 4.2
                                            -----------------

1. Agreement between the Soma Corporation and Graedon Enterprises, pursuant to which Graedon has granted Soma a nonexclusive license to reproduce certain People's Pharmacy columns. This agreement may be terminated by either party with two months written notice.

2. Agreement between Empower Health Corporation and Graedon Enterprises, as amended by an Addendum dated February 15, 1999, pursuant to which Graedon has granted Empower a non-exclusive license (with the right to sublicense) to the People's Pharmacy column and brochures, The People's Pharmacy Book (newest revised edition) and Deadly Drug Interactions Book, and pursuant to which Graedon has agreed to provide consulting services to help in the design of Empower Health's virtual pharmacy. This agreement may be terminated by either party with three months written notice.

3. Website development and hosting agreement between CitySearch and the People's Pharmacy. Either party may terminate the agreement on 60 days written notice after the one year anniversary of the date of launch (estimated in the agreement to be April 15, 1998).